UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

SeaBright Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington  98101
(Address of Principal executive offices, including  Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2005 Long-Term Equity Incentive Plan

At the annual meeting of stockholders held on May 18, 2010, the stockholders of SeaBright Insurance Holdings, Inc. (now known as SeaBright Holdings, Inc.) (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan (as amended and restated, the “2005 Equity Plan”).  Directors, officers, employees and certain other service providers of the Company and its subsidiaries are eligible to receive grants under the 2005 Equity Plan.

The amendment and restatement of the 2005 Equity Plan incorporated the provisions of the 2005 Equity Plan as in effect prior to the annual meeting and includes the following key modifications:

•	addition of Section 162(m) performance goals to the 2005 Equity Plan;

•	addition of Section 162(m) annual grant limitations applicable to grants of each type of award under the 2005 Equity Plan to individual plan participants; and

•
increase in the maximum share limitation under the 2005 Equity Plan pursuant to which “Incentive Stock Options” may be granted under the 2005 Equity Plan from 1,047,755 to 3,065,041 shares.  Such increase does not, however, have any impact on the maximum number of shares that may be issued pursuant to all awards granted under the 2005 Equity Plan, and will not operate to increase the aggregate share reserve under the 2005 Equity Plan.

The foregoing amendments will allow certain incentive awards granted under the 2005 Equity Plan to executive officers of the Company to qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to the principal executive officer and to certain of the other most highly compensated executive officers of publicly held companies.

In addition to the amendments described above, several additional amendments were made to the 2005 Equity Plan, including:

•
Deletion of the share recycling provision under the 2005 Equity Plan, which allowed shares of the Company’s common stock that were delivered or exchanged by a participant as full or partial payment to the Company of the exercise price or for payment of withholding taxes to again be available for issuance pursuant to awards granted under the 2005 Equity Plan;

•
Deletion of the reload option provision under the 2005 Equity Plan, which allowed, at the Compensation Committee’s discretion, a participant who exercised all or any portion of an option and who paid all or part of the exercise price with shares of Company’s common stock, to receive an additional option for shares of common stock;

•	Addition of express language prohibiting the “repricing” of stock options granted under the 2005 Equity Plan without the consent of stockholders;

•
Addition of administrative language governing the parameters for the grant and payment of awards under the 2005 Equity Plan intended to qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code; and

•	Certain other minor clarifying amendments to the 2005 Equity Plan to reflect developments in applicable law and equity compensation practices.

 The amendment and restatement of the 2005 Equity Plan was approved, subject to stockholder approval, by the Company’s Board of Directors, upon the recommendation of its Compensation Committee on March 22, 2010.  A description of the terms of the 2005 Equity Plan, as so amended and restated, and each of the awards that may be granted under it is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2010.  Such description is incorporated by reference herein and is qualified in its entirety by reference to the full text of the 2005 Equity Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

2010 Bonus Plan

On May 18, 2010, the Compensation Committee of the Company’s Board of Directors (the “Committee”) adopted the 2010 Bonus Plan (the “2010 Bonus Plan”) to provide an incentive to achieve or exceed the financial performance objectives contained in the board-approved budget for 2010.  Each of the Company’s managers and executive officers is eligible to participate in the 2010 Bonus Plan, including the Company’s named executive officers.  If the Company's 2010 gross written premium is 90% or more of the Company's 2009 gross written premium, a bonus pool shall be established.  Bonuses payable under the 2010 Bonus Plan are determined by the Company’s achievement of the following performance metrics: Statutory Combined Ratio as compared to the 2010 workers’ compensation insurance industry average combined ratio (the “SAP Combined Ratio Performance Metric”), weighted at 25%, and GAAP Combined Ratio as reported in the Company’s annual report on Form 10-K for the year ending December 31, 2010 (the “GAAP Combined Ratio Performance Metric”), weighted at 75%.  Each performance metric can result in a performance bonus multiplier between 0% and 200%, which is applied to its corresponding weighting in calculating bonuses under the 2010 Bonus Plan.  The 2010 Bonus Plan identifies three levels of achievement for the SAP Combined Ratio Performance Metric (threshold, target and maximum) and four levels of achievement for the GAAP Combined Ratio Performance Metric (threshold #1, threshold #2, target and maximum).  For the SAP Combined Ratio Performance Metric, the performance bonus multiplier will be calculated based on a level of achievement as follows: threshold  0%; target  100%; maximum  200%.  For the GAAP Combined Ratio Performance Metric, the performance bonus multiplier will be calculated as follows: threshold #1  0%; threshold #2  19%; target  100%; maximum  200%.  The performance bonus multiplier will then be multiplied by the applicable weighting for each performance metric and applied to each participant’s target bonus to determine the amount to be contributed to the bonus pool in respect of the bonus opportunity attributed to such performance metric.

If a bonus pool is earned, individual bonus amounts are calculated based upon the accomplishment of individual pre-agreed business unit or department quantitative goals, plus selected individual personal achievement goals.  A weighting factor will be calculated based on each participant’s actual performance compared to the identified goals.  This factor may be used to adjust the amount otherwise payable to a participant based on the achievement of the SAP Combined Ratio Performance Metric and the GAAP Combined Ratio Performance Metric.

The following table sets forth the target incentive bonus percentages for the 2010 fiscal year for each of the named executive officers:

Name	Target Incentive Bonus as a Percent of Base Salary
John G. Pasqualetto	100%
Richard J. Gergasko	75%
Scott H. Maw	65%
Richard W. Seelinger	55%
Jeffrey C. Wanamaker	55%
M. Philip Romney	40%

A copy of the 2010 Bonus Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2010, the stockholders of the Company approved an amendment to Article One of the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to change the Company’s corporate name from SeaBright Insurance Holdings, Inc. to SeaBright Holdings, Inc.  The Amendment was filed with the Secretary of State of the State of Delaware on May 19, 2010.  A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 18, 2010, the Company held its annual meeting of stockholders.  All matters submitted to a vote of the Company’s stockholders, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2010, were approved.  The number of shares of common stock entitled to vote at the annual meeting was 21,969,356, representing the number of shares of common stock outstanding as of the record date, or March 23, 2010.

The results for each matter voted on were as follows:

a.     Election of Directors.  The following directors were elected for terms expiring at the next annual meeting:

	Votes for	Votes Withheld	Broker Non-Votes
John G. Pasqualetto	16,818,768	688,412	1,403,375
John A. Edwards	17,237,239	269,941	1,403,375
William M. Feldman	16,519,182	987,998	1,403,375
Mural R. Josephson	16,517,482	989,698	1,403,375
George M. Morvis	16,547,407	959,773	1,403,375
Michael D. Rice	17,215,409	291,771	1,403,375

b.     Approval of the Amended and Restated 2005 Long-Term Equity Incentive Plan.  The Amended and Restated 2005 Long-Term Equity Incentive Plan was approved.

Shares Voted for Proposal	Shares Voted Against Proposal	Abstain	Broker Non-Votes
16,187,504	1,295,241	24,435	1,403,375

c.     Approval of the Amendment to the Amended and Restated Certificate of Incorporation.  The Amendment to the Amended and Restated Certificate of Incorporation was approved.

Shares Voted for Proposal	Shares Voted Against Proposal	Abstain	Broker Non-Votes
18,892,676	4,227	13,652	0

d.     Ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was ratified.

Shares Voted for Proposal	Shares Voted Against Proposal	Abstain	Broker Non-Votes
18,751,110	147,141	12,304	0

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.

By:	/s/ John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer

Date: May 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Company’s Amended and Restated Certificate of Incorporation.

10.1	SeaBright Holdings, Inc. Amended and Restated 2005 Long-Term Equity Incentive Plan.

10.2	SeaBright Holdings, Inc. 2010 Bonus Plan.